UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 14, 2008

AVALON PHARMACEUTICALS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32629	52-2209310
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20358 Seneca Meadows Parkway, Germantown, Maryland		20876
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-556-9900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Letter of Credit

On February 14, 2008, Avalon Pharmaceuticals, Inc. (the "Company") entered into a Fourth Modification Agreement (the "Amendment") with Manufacturers and Traders Trust Company ("M&T Bank") and the Maryland Industrial Development Financing Authority ("MIDFA") to the Letter of Credit Agreement, dated April 1, 2003, by and between the Company and M&T Bank (the "Letter of Credit"). The Amendment extends the expiry date of the Letter of Credit to April 8, 2013. In addition, the Amendment removes the Company's financial covenant obligations under the Letter of Credit regarding the maintenance of (i) a minimum ratio of current assets to current liabilities and (ii) a minimum tangible net worth. The full text of the Amendment is filed as Exhibit 10.1 to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Fourth Modification Agreement, dated February 14, 2008, by and between Manufacturers and Traders Trust Company, the Maryland Industrial Development Financing Authority and Avalon Pharmaceuticals, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON PHARMACEUTICALS, INC.

February 15, 2008	By:	/s/ Thomas G. David, Esq.

Name: Thomas G. David, Esq.
Title: General Counsel and Senior VP of Operations

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Exhibit Index

Exhibit No.	Description

10.1	Fourth Modification Agreement, dated February 14, 2008, by and between Manufacturers and Traders Trust Company, the Maryland Industrial Development Financing Authority and Avalon Pharmaceuticals, Inc.